EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of PanAmSat Corporation (formerly Magellan International, Inc.
("Magellan")) on Form S-8 of our reports dated February 28, 1997 relating to the financial statements of the Galaxy Business of Hughes Communications, Inc. and to the financial statements of Magellan, appearing in the Proxy Statement Prospectus, which is part of Magellan's Registration Statement on Form S-4 (File No. 333-25293).

DELOITTE & TOUCHE LLP
Los Angeles, California
May 30, 1997